                                                                    EXHIBIT 3.75

                                   BY-LAWS OF

                       R&R RESORT RENTAL PROPERTIES, INC.

                                    ARTICLE I

                                    OFFICES:

         Section 1. PRINCIPAL OFFICE: The principal office of the Corporation shall be located at SR 333, Duck, North Carolina 27949.

         Section 2. REGISTERED OFFICE: The registered office of the Corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

         Section 3. OTHER OFFICES: The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may determine periodically, or as the affairs of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         Section 1. PLACE OF MEETINGS. All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote.

         Section 2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held at 10 o'clock a.m. on the last day of September each year, if not a legal holiday, but if a legal holiday, then on the next day following not a legal holiday, for the purpose of electing Directors of the Corporation and for the transaction of such other business properly brought before the meeting.

         Section 3. SUBSTITUTE ANNUAL MEETING: If the annual meeting shall not be held on the day designated by these By-Laws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. Such meeting shall be designated and treated for all purposes as the annual meeting.

         Section 4. SPECIAL MEETINGS: Special meetings of the shareholders may be called at any time by the President, Secretary or Board of Directors of the Corporation, or by any shareholders pursuant to the written request of the holders of not less than one-tenth (1/10th) of all the shares entitled to vote at the meeting.

         Section 5. NOTICE OF MEETINGS. Written or printed notice stating the time and place of the meeting shall be delivered either personally or by mail not less than ten (10) nor more than fifteen (15) days before the date of meeting at the direction of the President, the Secretary, or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

         In the case of the annual or substitute annual meeting, the notice of the meeting need not state specifically the business to be transacted unless it is a matter, other than the election of Directors, on which the vote of the shareholders is expressly required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting shall state specifically the purpose or purposes for calling the meeting.

         When a meeting is adjourned for thirty (30) days or more, in any one adjournment, it is not necessary to give notice of the adjourned meeting other than by announcement of the meeting at which the adjournment is taken.

         Section 6. VOTING LISTS: At least ten days before each meeting of shareholders the Secretary of the Corporation shall prepare an alphabetical list of the shareholders entitled to vote at such meetings, their addresses and the number of shares held by each. Such list shall be kept on file at the registered office of the Corporation for a period of ten (10) days prior to such meeting and shall be subject to inspection by any shareholder during the whole time of the meeting.

         Section 7. QUORUM: The holders of the majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned periodically by the vote of the majority of the shares voting on the motion to adjourn. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

         The shareholders at meetings at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 8. VOTING SHARES. Each outstanding share having voting rights shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of the shareholders.

         Except in the election of Directors, the vote of the majority of the shares on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the charter or By-Laws of this Corporation.

         Except in the election of Directors, voting on all matters shall be by voice or by a show of hands unless the holders of one-tenth (1/10th) of the shares represented at the meeting demand a ballot vote on that particular matter. Such demand shall be made prior to voting.

         Section 9. INFORMAL ACTION BY SHAREHOLDERS: Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting. Such writing shall be filed with the Secretary of the Corporation to be kept in the Corporate Minute Book.

                                   ARTICLE III
                                    DIRECTORS

         Section 1. GENERAL POWERS: The business and affairs of the Corporation shall be managed by the Board of Directors or by such Executive Committees as the Board may establish pursuant to these By-laws.

         Section. 2. NUMBER, TERM AND QUALIFICATIONS: The number of Directors of the Corporation shall be two (2). Each Director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualified. Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

         Section 3. ELECTION OF DIRECTORS: Except as provided in Section 6 of this Article, the Directors shall be elected at the annual meeting of the shareholders. Those persons who receive the highest number of votes shall be deemed to have been elected. If any shareholder demands, election of Directors shall be by ballot.

         Section 4. CUMULATIVE VOTING: Every shareholder entitled to vote at an election of Directors shall have the right to vote the number of shares standing of record in his name cumulatively, as this right may be granted to him under the laws of the State of North Carolina.

         Section 5. REMOVAL: Directors may be removed from office with or without cause by a vote of shareholders holding a majority of the shares and entitled to vote at an election of Directors. Unless, however, the entire board is removed, an individual Director may not be removed if the number of shares voting against the removal would be sufficient to elect a Director if such shares were voted cumulatively at an annual election. If any Directors are removed, new Directors may be elected at the same meeting.

         Section 6. VACANCIES: A vacancy occurring in the Board of Directors may be filled by a majority of the remaining Directors though less than a quorum, or by a sole remaining Director; but a vacancy created by an increase in the authorized number of Directors shall be filled only by election at any annual meeting or at a special meeting of shareholders called for that purpose. The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors.

         Section 7. CHAIRMAN: There may be a Chairman of the Board of Directors elected by the Directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as directed by the Board.

                                   ARTICLE IV
                              MEETINGS OF DIRECTORS

         Section 1. REGULAR MEETINGS: A regular meeting of the Board of Directors shall be held immediately after the annual meeting of shareholders at the same location. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of annual regular meetings.

         Section 2. SPECIAL MEETINGS: Special meetings of the Board of Directors may be called at the request of the President or any two Directors and may be held either within or without the State of North Carolina.

         Section 3. NOTICE OF MEETINGS: Regular meetings of the Board of Directors may be held without notice.

         The person or persons calling a special meeting of the Board of Directors shall give notice at least two (2) days before the meeting by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

         Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not called lawfully.

         Section 4. QUORUM: A majority of the Directors fixed by these By-laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

         Section 5. MANNER OF ACTING: Except as otherwise provided in this section, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         The vote of a majority of the number of Directors fixed by these By-laws shall be required to adopt a resolution constituting an executive committee. The vote of a majority of the Directors then holding office shall be required to adopt, amend or repeal a By-law, or to adopt a resolution dissolving the corporation without action by the shareholders. Vacancies in the Board of Directors may be filled as provided in Article III, Section 6 of these By-laws.

         Section 6. INFORMAL ACTION BY DIRECTORS: Action taken by a majority of the Directors without a meeting is nevertheless Board action if written consent to the action in question is signed by all the Directors and filed with the minutes of the proceedings of the Board, whether done before or after the action is taken.

                                    ARTICLE V
                                    OFFICERS:

         Section 1. NUMBER: The officers of the Corporation shall consist of a President and a Secretary/Treasurer, and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may elect periodically. Any two or more offices may be held by the same person, except the offices of President and Secretary.

         Section 2. ELECTION AND TERM: The officers of the Corporation shall be elected by the Board of Directors. Such elections may be held at any regular meeting of the Board. Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualified.

         Section 3. REMOVAL: Any officer or agent elected or appointed by the Board may be removed with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person removed.

         Section 4. COMPENSATION: The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

         Section 5. PRESIDENT: The president shall be the principal executive officer of the Corporation and shall supervise and control the management of the Corporation in accordance with these By-laws, subject to the control of the Board of Directors.

         He shall preside at all meetings of shareholders and sign, with any other proper officer, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, and other instruments which may be executed lawfully on behalf of the Corporation, unless the signing and execution shall be delegated by the Board of Directors to some other officer or agent. In general, he shall perform all duties the Board of Directors may prescribe periodically.

         Section 6. VICE-PRESIDENT: Unless otherwise determined by the Board of Directors, the Vice-Presidents shall perform the duties and exercise the power of the President in the absence or disability of the President, in the order of their election. In addition, they shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

         Section 7. SECRETARY: The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and Directors. He shall give all notices required by law and these By-laws and have general charge of the corporate books, records and corporate seal. He shall affix the corporate seal to any lawfully executed instrument requiring it and have general charge of the stock transfer books of the Corporation and shall keep a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each shareholder. Such records shall be kept at the registered or principal office of the corporation. The Secretary shall sign such instruments that require his signature, and in general, shall perform all duties incident to the office of Secretary. He shall also perform any other duties periodically assigned to him by the President or by the Board of Directors.

         Section. 8. TREASURER: The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit, or disburse the same under the direction of the Board of Directors. He shall keep complete and accurate records of the finances of the Corporation in books especially provided for that purpose and produce a true statement of its assets and liabilities as of the close of each fiscal year. He shall also produce a true statement of the corporate operations and of changes in surplus for such fiscal year. All statements shall be produced in reasonable detail, including particulars as to convertible securities then outstanding, and filed at the registered or principal office of the Corporation within four months after the end of such fiscal year. The filed statement shall be available for inspection by any shareholder for a period of ten years The Treasurer shall mail or otherwise deliver a copy of the latest statement to any shareholder, upon written request. In general, the Treasurer shall perform all duties incident, to his office add such other duties periodically assigned to him by the President or the Board of Directors.

         Section 9. ASSISTANT SECRETARIES AND TREASURERS: The Assistant Secretaries and Assistant Treasurers shall perform the duties and exercise the powers of the Secretary or the Treasurer respectively, in their absence or disability. In general, they shall perform such other duties assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

         Section 10. BOND: The Board of Directors may require by resolution any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions. The Board may also set forth other conditions and require compliance by all officers, agents, and employees of the Corporation.

                                   ARTICLE VI
                          CONTRACTS, LOANS AND DEPOSITS

         Section 1. CONTRACTS: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation. Such authority may be general or confined to the specific instances.

         Section 2. LOAN: No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 3. CHECKS AND DRAFTS: All checks, drafts or other order for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation in the manner determined by periodic resolution of the Board of Directors.

         Section 4. DEPOSITS: All funds of the Corporation not otherwise employed shall be deposited periodically to the credit of the Corporation in such depositories as the Board of Directors shall direct.

                                   ARTICLE VII
                             CERTIFICATES FOR SHARES
                               AND THEIR TRANSFER

         Section 1. CERTIFICATES AND SHARES: Certificates representing shares of the Corporation shall be issued in such form as the Board of Directors shall determine, to every shareholder for the fully paid shares owned by him. These certificates shall be signed by the president or Vice-President and the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. They shall be numbered consecutively or otherwise identified. The name and address of the persons to whom they are issued with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

         Section 2. TRANSFER OF SHARES: Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

         Section 3. CLOSING RECORD BOOKS AND FIXING RECORD DATE:
For the purpose of determining shareholders entitled to notice or to vote at any meeting of shareholders or any adjournment, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not in any case to exceed fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

         In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date denominated as the record date for any such determination of shareholders. In any case, such record date shall not be more than fifty (50) days, and in case of a meeting of shareholders, not less than ten (10) days immediately preceding the date on which the particular action requiring such determination of shareholders, is to be taken.

         If the stock transfer book are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         Section 1. DIVIDENDS: The Board of Directors may periodically declare dividends and the Corporation pay such dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its charter.

         Section 2. SEAL: The Corporation's seal shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed SEAL. Such seal, as impressed on the margin hereof, is adopted as the corporate seal of the corporation.

         Section 3. WAIVER OF NOTICE: Whenever any notice is required to be given to any shareholder or Directors under the provisions of the North Carolina Business Corporation Act or under the provisions of the Charter or By-laws of this Corporation, a waiver in writing signed by the person or persons entitled to such notice, whether before or after the time notice was to have been given, shall be equivalent to the giving of such notice.

         Section 4. INCOME YEAR: Unless otherwise ordered by the Board of Directors, the fiscal year of the corporation shall be January 1, through December 31.

         Section 5. AMENDMENTS: Except as otherwise provided, these By-laws may be amended or repealed and new By-laws may be adopted by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors.

         The Board of Directors shall have no power to adopt a Bylaw: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except when higher percentages are required by law; (2) providing for the management of the Corporation other than by the Board of Directors or its Executive Committees; or (3) classifying and staggering the election of Directors.

         No By-law adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.